EXHIBIT 99.1

[COSI LOGO]


                        Cosi Reports Second Quarter Sales

DEERFIELD, Ill., July 11, 2006 -- Cosi, Inc. (Nasdaq: COSI), the premium convenience restaurant company, today reported company-owned restaurant revenues grew 5.9% for the second quarter ended July 3, 2006. Revenues for the second quarter of 2006 were $32.4 million, compared to $30.6 million in the second quarter ended July 4, 2005.

Comparable restaurant sales in the second quarter of 2006, as measured for restaurants in operation for more than 15 months, increased 0.1% over the second quarter of 2005. Cosi has achieved comparable restaurant sales growth for 19 consecutive quarters.

Cosi reported that it expects second quarter earnings per share to be approximately $0.01 excluding the effect of stock-based compensation expense. The Company also reaffirmed 2006 full year guidance of $0.06 to $0.11 earnings per share excluding the effect of stock-based compensation expense.

Kevin Armstrong, Cosi's President and Chief Executive Officer, stated, "Consistent with others in the restaurant category our sales were softer than expected. We had comparable restaurant sales growth in breakfast and lunch but a decline at dinner. Our comparable sales performance was further impacted by the unusually heavy rainfall along the east coast during June. However, we continue to demonstrate strong financial disciplines with improving restaurant cash flow performance and corporate expense control.

"We expect to see stronger comparable restaurant sales growth in the balance of the year due to initiatives we announced in the second quarter. We implemented a modest price increase late in the quarter. Additionally, we believe we will see traffic improvement with our introduction later this month of Cosi melts and pizzas in all of our restaurants and continued new LTO and breakfast product introductions," Armstrong concluded.

Development Update
Twelve company-owned locations have opened year-to-date, including nine of the ten locations previously identified as the second quarter development goal and three previously announced locations that completed the 2005 development goal. Development continues on the remaining location originally planned for the second quarter as well as the seven additional locations expected to open during the remainder of the year.

In addition, one franchised location was opened in the second quarter, bringing to six the total franchise locations in operation. Development is currently underway on 19 franchise locations. The company added that it has secured commitments from 24 franchise area developers for 264 Cosi restaurant locations.

Currently, there are 104 company-owned locations and six franchise locations, 25 of which employ the new generation design, which is proving that its enhanced service format in a tasteful contemporary environment creates operational excellence and high customer appeal.

Second Quarter 2006 Teleconference and Webcast Information
Members of Cosi's senior management team will host a teleconference and webcast at 8:30 a.m. ET on Thursday, August 10th to discuss the Company's second quarter 2006 financial results.

To participate in the teleconference, investors and analysts are invited to call 866-277-1181 in the U.S., or 617-597-5358 outside of the U.S., and reference participant code 72791737. The conference call will also be webcast simultaneously by accessing http://investors.getcosi.com/.

A replay will be available following the call until 12:00 AM ET on August 17, 2006. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference the code 43145952.

About Cosi
Cosi ( http://www.getcosi.com ) is the premium convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Cosi bagels, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed place that always provides a fresh and new dining experience. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

Cosi currently operates 104 Company-owned and six franchise restaurants in sixteen states, including California, Connecticut, Florida, Illinois, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, New Jersey, New York, Ohio, Pennsylvania, Virginia, Washington, Wisconsin, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.


Additional information is available free of charge on the Company's website at http://www.getcosi.com in the investor relations section.


CONTACT:    Media                         Investors
            Adam Weiner                   William Koziel or Brien Gately
            Kekst and Company             Cosi, Inc.
            (212) 521-4800                (847) 597-8800